Exhibit 4.2

THIS WARRANT AND ANY SECURITIES OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE’S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

CHEROKEE INC.

COMMON STOCK PURCHASE WARRANT

Date of Issuance: [●]

FOR VALUE RECEIVED, Cherokee Inc., a Delaware corporation (the “Company”), hereby grants to [●], or its registered assigns (the “Registered Holder”) the right to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1A below), up to [●] shares (as such number of shares shall be adjusted from time to time in accordance with Section 2 hereof) of the Company’s Common Stock, par value $0.02 per share, at a per share purchase price equal to the “Exercise Price” (as defined in Section 4 below). This Warrant is issued pursuant to the terms of that certain Financing Agreement dated as of August 3, 2018 by and among the Company, the Registered Holder and the other parties thereto (the “Financing Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price to be paid for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

This Warrant is subject to the following provisions:

Section 1.Exercise of Warrant.

1A.Exercise Period. The Registered Holder may exercise, in whole or part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance hereof and prior to 5:00 p.m. (New York City time) on the seventh anniversary of the Date of Issuance (the “Exercise Period”).

1B.Exercise Procedure.

(i)This Warrant shall be deemed to have been exercised when the Company has received all of the following items prior to the expiration of the Exercise Period at its principal office (the “Exercise Time”), except as contemplated in connection with automatic exercise pursuant to Section 1D:

(a)a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or any portion of the purchase rights represented by this Warrant (the “Purchaser”);

(b)if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case exercise of this Warrant by the Purchaser is subject to and conditioned upon the Registered Holder having complied with the provisions set forth in Section 6 hereof; and

(c)payment of the aggregate Exercise Price due upon exercise of this Warrant, as contemplated in Section 1C.

(ii)The Company shall cause its transfer agent to deliver certificates evidencing the Warrant Shares purchased upon exercise of all or any portion of this Warrant to the Purchaser (or to a broker or other person as directed thereby) within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii)The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

(iv)The issuance of certificates evidencing Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares. Each Warrant Share issuable upon exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof (other than transfer restrictions under applicable securities laws).

(v)The Company shall not close its books against the transfer of this Warrant or of any Warrant Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares obtainable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vi)The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company). If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange or quotation system, the Company will, if permitted by the rules of such exchange or quotation system, use its best efforts to list and keep listed on such exchange or quotation system, upon official notice of issuance, all shares of such capital stock.

(vii)The Company shall at all times reserve and keep available out of its authorized capital stock the number of shares of its Common Stock issuable upon the exercise of this Warrant solely for the purpose of issuance upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action that would cause the number of authorized but unissued shares of its Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

1C.Exercise Agreement. Upon any exercise of this Warrant, a completed Exercise Agreement substantially in the form of Exhibit I attached hereto, executed by the Purchaser shall be delivered to the Company prior to the expiration of the Exercise Period; provided that if the Warrant Shares are to be issued to a Person other than the Person whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates evidencing the Warrant Shares are to be issued; provided further, if the number of Warrant Shares to be issued does not include all the Warrant Shares obtainable hereunder, the Exercise Agreement shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof. At the option of the holder of this Warrant, payment of the Exercise Price shall be made (w) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (x) tender to the Company for cancellation of debt obligations of the Company or its subsidiaries owing to the Registered Holder exercising this Warrant of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares issuable upon such exercise, (y) by application of any Warrants and/or Warrant Shares, as provided below, or (z) by any combination of such methods. Upon exercise of this Warrant in whole or in part, the holder hereof may, at its option, submit to the Company written instructions from such holder to apply any specified portion of any Warrants or any Warrant Shares issuable upon such exercise in payment of the Exercise Price required upon such exercise, in which case the Company will accept such specified portion of Warrants or Warrant Shares (at value per share equal to the then Market Price thereof less, in the case of any Warrant Shares, the Exercise Price then in effect), in lieu of a like amount of such cash payment.

1D.Automatic Exercise on Last Day of Exercise Period. If this Warrant shall not have been exercised in full on or before the expiration of the Exercise Period, then this Warrant shall be automatically exercised, without further action on the part of the holder hereof, in full (and the holder hereof shall be deemed to be a holder of the Warrant Shares issued upon such automatic exercise) on and as of the last day of the Exercise Period, unless at any time on or before such last day of the Exercise Period the holder of this Warrant shall notify the Company in writing that no such automatic exercise is to occur. Payment of the Exercise Price due in connection with any such automatic exercise pursuant to this Section 1D. shall be made by application of Warrants (at a value equal to the then Market Price thereof) equal to the aggregate Exercise Price which is due upon such exercise, unless at any time on or before such last day of the Exercise Period the holder of this Warrant shall notify the Parent in writing that such holder elects one of the other payment options set forth in Section 1C. As promptly as practicable following any such automatic exercise, and in any event within ten business days after the day that the holder of this Warrant surrenders this Warrant to the Company for cancellation, the Company shall cause its transfer agent to issue and deliver to the holder hereof a certificate registered in the name of the holder hereof (unless the holder shall specifically instruct the Company otherwise) representing the Warrant Shares issued in connection with such automatic exercise of this Warrant minus the number of Warrant Shares, if any, applied in payment of the Exercise Price.

Section 2.Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant shall each be subject to adjustment from time to time as provided in this Section 2; provided, that no adjustment to the Exercise Price shall be made if the adjustment would result in the Exercise Price being below $0.02 per share.

2A.[Reserved].

2B.[Reserved].

2C.Subdivision or Combination of Stock. If and whenever after the Date of Issuance the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

2D.Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in any case is effected in such a way that the holders of its outstanding shares of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holder of this Warrant) to insure that the Registered Holder of this Warrant shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore obtainable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as would have been issued or payable in such Organic Change (if the Registered Holder had exercised this Warrant immediately prior to the Organic Change) with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of this Warrant) with respect to the Registered Holder’s rights and interests to insure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to this Warrant and to such shares, securities and/or assets to be distributed (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company and in which the value of the Warrant Shares as reflected by the terms of such transaction is less than the Exercise Price in effect immediately prior to such transaction, an immediate adjustment of the Exercise Price and a corresponding immediate adjustment in the number of Warrant Shares obtainable and receivable upon exercise of this Warrant). The Company shall not affect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder of this Warrant), the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2E.Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company’s board of directors shall make an appropriate adjustment in the Exercise Price and an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant.

2F.Notices.

(i)Immediately upon any adjustment of the Exercise Price or the number of Warrant Shares acquirable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)The Company shall give written notice to the Registered Holder at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give written notice to the Registered Holder at least 10 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

Section 3.Dividends. If and whenever after the Date of Issuance the Company declares or pays a dividend or makes any other distribution upon the Common Stock except for a stock dividend payable in shares of Common Stock covered by Section 2C (a Dividend”), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof an amount equal to the Dividend which would have been paid to the Registered Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which the record was taken for such Dividend or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4.Definitions. The following terms have meanings set forth below:

“Common Stock” means the Company’s Common Stock, $0.02 par value per share, as established on the Closing Date and any shares into which such shares shall have been changed or resulting from the reclassification thereof.

“Exercise Price” means $0.45 per share.

“Market Price” of any security, where such security is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market (a “Tradeable Security”), means the fair value thereof determined jointly by the Company and the Registered Holder. If such parties are unable to reach agreement within 15 business days, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the Registered Holder. Such determination shall be based on the aggregate equity value of the Company divided by the number of issued and outstanding shares thereof on a fully diluted basis, and there shall be no discount for minority interests in, or a lack of liquidity of securities of, the Company. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser. Where such security is a Tradeable Security, “Market Price” shall be the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 31 days consisting of the day as of which “Market Price” is being determined and the 30 consecutive business days prior to such day.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Warrant Share” means any share of Common Stock obtained or obtainable upon the exercise of this Warrant; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term “Warrant Share” shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Warrant Shares” means, collectively, each Warrant Share obtained or obtainable upon the exercise of this Warrant.

Section 5.No Rights as a Stockholder; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting or consent rights or other rights as a stockholder of the Company, or to otherwise (except as may be required pursuant to Section 3) be deemed to be a holder of any shares of capital stock of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of the Registered Holder for any further payment in respect of the Warrant Shares or as a shareholder of the Company. The Company will transmit to each Registered Holder such information, documents and reports as are generally distributed thereof to the stockholders of the Company; provided, that the filing by the Company of any such materials on the EDGAR system of the Securities and Exchange Commission shall be deemed to satisfy the Company’s obligation to deliver such material to the Registered Holder.

Section 6.Transfer of Warrant. This Warrant and all rights hereunder are subject to the transfer conditions referred to in the legend imprinted hereon. Any permitted transfer of this Warrant shall be effectuated by surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II attached hereto) at the principal office of the Company.

Section 7.Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein collectively as the “Warrant.”

Section 8.Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant and/or any certificate evidencing Warrant Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor, its own agreement providing customary indemnification shall be satisfactory) or, in the case of any such mutilation, upon surrender of this Warrant and/or such certificate (as applicable), the Company shall (at its expense) execute and deliver, in lieu of this Warrant and/or such certificate, a new Warrant and/or certificate of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant and/or certificate (as applicable).

Section 9.Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (i) to the Company at its principal executive offices and (ii) to the Registered Holder of this Warrant as provided in the Financing Agreement.

Section 10.Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holder(s) of a majority of the purchase rights represented by this Warrant and the other Warrants issued pursuant to the Financing Agreement; provided that, except as otherwise expressly provided herein, (a) no such amendment or waiver shall decrease the number of Warrant Shares issuable upon the exercise of any Warrant or the manner of exercise or the amount of any payment due upon the exercise without the prior written consent of the holder of such Warrant and (b) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 11.Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Section 12.Governing Law. This Warrant shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 13.Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder of this Warrant or of any Warrant Shares shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

Section 14.Remedies. No remedy conferred in this Warrant on the holder of any Warrant or Warrant Shares is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other agreement, document or instrument or now or hereafter existing at law or in equity or by statute or otherwise.

Section 15.Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, the holder or holders of this Warrant and, as applicable, of any Warrant Shares, to the extent provided herein, and shall be enforceable by such holder or holders.

Section 16.Entire Agreement; Partial Invalidity, etc. This Warrant embodies the entire agreement and understanding between the holder hereof and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision in this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Company shall make a cash payment therefore equal in amount to the product of the applicable fraction multiplied by the Market Price then in effect.

Section 18.Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Section 19.Representations of Registered Holder. In connection with the issuance of this Warrant, the Registered Holder specifically represents to the Company by acceptance of this Warrant as follows:

(a)The Registered Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Registered Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act;

(b)The Registered Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Registered Holder’s investment intent as expressed herein;

(c)The Registered Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Securities Act. The holder understands and agrees that the Company is under no obligation to register this Warrant under the Securities Act; and

(d)The Registered Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

Section 20.Representations and Warranties of the Company. In connection with the issuance of this Warrant, the Company hereby represents and warrants to the Registered Holder, as of the date of hereof, that:

20A.SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date of this Warrant (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities Exchange Commission (the “SEC”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As of the date hereof, there are no outstanding or unresolved comments received from the staff of the SEC with respect to the SEC Reports.

20B.Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting, (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the entry into the Loan Documents and the transactions related thereto, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

20C.Disclosure Controls. The Company maintains systems of internal accounting controls designed to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company is not aware of any material weakness in its internal control over financial reporting. Since the date of the latest audited financial statements of the Company included within the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and the Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Annual Report on Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Annual Report on Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. Since the most recent Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Securities Act) or, to the Company’s knowledge, in other factors that would significantly adversely affect the Company’s internal controls.

20D.No “Bad Actor” Disqualifying Events. No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable; provided that, for purposes of this representation and warranty, the Company relied exclusively on completed and executed questionnaires delivered to the Company by its directors and executive officers and beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities.

20E.Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

20F.No General Solicitation. None of the Company, any of its Affiliates or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to this Warrant, or made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of this Warrant under the Securities Act.

20G.Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Warrant.

20H.Capitalization. As of the date hereof, the Company has 14,045,000 shares of Common Stock issued and outstanding.

* * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and dated as of the Date of Issuance.

CHEROKEE INC.
By:
Name:	Henry Stupp
Its:	Chief Executive Officer